UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 7, 2008
__________________________

FIREPOND, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	000-28515	20-3446646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Civic Center Plaza, Suite 310, Mankato, Minnesota  56001
 (Address of Principal Executive Offices) (Zip Code)

(507) 388-0400
(Registrant’s telephone number,
including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

FUNDING AGREEMENT

Pursuant to the Common Stock Purchase Agreement, dated as of April 24, 2008 (the "Stock Purchase Agreement"), FP Tech Holdings, LLC, a Texas limited liability company (“FP Tech”) and affiliate of the Registrant’s majority shareholder group, was granted by Firepond, Inc. (the “Company”) an option to purchase approximately 357,143 shares of Common Stock at a purchase price of no more than $1.40 per share with gross cash proceeds to the Company of at least $500,000 (the "July Financing").

As part of an agreement, entered into as of August 7, 2008 (the “Funding Agreement”) that included the exercise of FP Tech’s option underlying the July Financing, the holders of the Company’s secured notes (“Investors”) agreed to exchanged their notes in certain circumstances which circumstances include exercise by FP Tech of an option to invest additional equity in the Company and the Company’s election to extend the maturity of its secured notes (the “Transaction”).

The Transaction outlined by the Funding Agreement is described below:

A.	EXERCISE OF JULY FINANCING OPTION:

•
No later than five (5) business days after the Effective Date (August 7, 2008), FP Tech will purchase, and the Company will sell to FP Tech, at an exercise price of $1.40 per share, 357,143 shares of Common Stock, in full satisfaction of the July Financing (as contemplated by the Stock Purchase Agreement) (the "Initial Funding").

B.	ADDITIONAL FUNDING:

•
Effective the business day after the closing of the July Financing and for a period expiring on June 30, 2009, the Company granted to FP Tech or its assigns an option to purchase, at an exercise price of $1.40 per share of Common Stock (such amount, the "AF Purchase Price"), on or before June 30, 2009, a total of $1.5 million in aggregate amount of Common Stock (the "Additional Funding").

C.	EXCHANGE ELECTIONS:

•
During the period commencing on the closing of the Additional Funding and ending on the earlier to occur of (x) June 30, 2009 and (y) the fifth (5th) Business Day following the closing of the Additional Funding, the Company may, by written notice to each of the Investors during such period, elect to consummate the Exchange (as defined below) (the "Exchange Election").

D.	SENIOR SECURED CONVERTIBLE NOTES DUE DECEMBER 31, 2009 (“Exchanged CAP Notes”): Upon exercise of the Exchange Election:

•	Maturity – the Company’s Exchanged CAP Notes will be exchanged for new notes (the “New Exchanged CAP Notes”) with a Maturity Date of December 31, 2010.
•
Interest - Interest on the principal balance outstanding from time to time of the New Exchanged CAP Notes accruing at the rate of 12% per annum after December 31, 2009 shall be due and payable quarterly in arrears on the second business day following the end of each fiscal quarter end beginning March 31, 2010 through the Maturity Date.

•	Conversion Price - The Conversion Price of the New Exchanged CAP Notes shall be $2.00 per share of Common Stock.
•
Certain Definitions – the definition of “Excluded Securities” in the New Exchanged CAP Notes shall be amended to provide that the Additional Funding will not cause any adjustment in the Conversion Price of the New Exchanged CAP Notes.

E.	WARRANTS TO PURCHASE COMMON STOCK (“Exchanged CAP Warrants”): Upon exercise of the Exchange Election:

•
The Company shall exchange the Exchanged CAP Warrants issued in connection with the Exchanged CAP Notes for new warrants to purchase Common Stock (the "New Exchanged CAP Warrants"), which will be identical to the Exchanged CAP Warrants except that the Exercise Price of such warrants shall be $2.00 per share of Common Stock.

F.	SENIOR SECURED SUBORDINATED NOTES DUE JULY 1, 2009 (the “Exchanged Bridge Notes”): Upon exercise of the Exchange Election:

•	The Company shall exchange the Exchanged Bridge Notes for (x) a number of shares of Common Stock (the "New Exchanged Common Shares") determined according to the following formula:

Original Principal Amount of the Exchanged Bridge Notes of each Exchanged Bridge Note holder / (AF Purchase Price X 1.1) X 0.1 and (y) senior secured notes identical to the Exchanged Bridge Notes (the "New Exchanged Bridge Notes"), except as follows:
i)	Maturity Date – The Maturity Date in the New Exchanged Bridge Notes shall be July 1, 2010.
ii)
Interest - Interest accruing on the principal balance of the New Exchanged Bridge Notes at the rate of 15% per annum beginning July 2, 2009 shall be due and payable quarterly in arrears on the second business day following the end of each fiscal quarter end beginning September 30, 2009 through the Maturity Date.

G.	WAIVER OF EXISTING DEFUALTS:

•	Upon closing the Initial Funding all existing defaults are waived.

The Initial Funding closed on August 12, 2009.

Item 3.02  Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibit index.

Exhibit No.	Description
99.1	Funding Agreement, dated as of August 7, 2008, by and among the Registrant and the various Investors listed on Exhibit A attached thereto.
99.2	Press Release, dated August 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIREPOND, INC.

Date: August 12, 2008	By:	/s/ Stephen Peary
Stephen Peary
General Counsel